MANUFACTURING AGREEMENT

                  This Manufacturing Agreement made this 1st day of October, 2000 by and between Signore, Inc., a Delaware corporation ("Seller") and American Locker Security Systems, Inc., a Delaware corporation ("Buyer").

                  WHEREAS, Buyer and Seller are parties to a Manufacturing Agreement dated as of December 29, 1989, as amended (the "Old Manufacturing Agreement");

                  WHEREAS, Buyer   and   Seller   wish to enter  into  this  new
Manufacturing Agreement;

                  WHEREAS, Seller has the production equipment and expertise to fabricate, assemble, paint, and ship metal lockers and other metal products of a type sold by Buyer; and

                  WHEREAS, Buyer wishes to contract with Seller to provide such fabrication, assembly, painting, and shipping services.

                  NOW THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                  1.       DESCRIPTION OF SERVICES.
                           -----------------------

                           (a) GENERAL. During the term of this Agreement Seller shall fabricate, assemble, paint, and ship all of Buyer's requirements of metal lockers and other metal products in accordance with the Description and Specifications set forth in Exhibit A ("Goods").

                           (b) DELIVERY. Delivery of the Goods to Buyer shall be made: (a) within 30 working days after Seller receives from Buyer an order for standard lockers, (b) within 60 working days after Seller receives from Buyer an order for non-standard lockers and (c) within a mutually agreed upon period after Seller receives from Buyer an order for any other Goods. For purposes of the foregoing, working days shall include Monday-Friday except holidays and normal summer vacation periods when production is suspended by Seller. In no event will Seller be required to deliver any Goods to Buyer with a sales value in excess of $435,000 in any calendar month except when Buyer provides to Seller a ninety (90) day production planning notice. Time is of the essence with respect to the delivery schedules set forth herein and Seller acknowledges that Buyer may incur significant incidental or consequential damages in the event that Buyer is unable to fulfill its obligations to customers on a timely basis as the result of Seller's failure to meet the delivery schedule. However, Seller will not be responsible for the failure to perform its obligations for deliveries if such failure arises out of causes beyond its control and is not the result of its fault or negligence. Such causes may include but are not limited to acts of God, fire, strikes and unusually severe weather.

                           Seller shall not ship, transport or otherwise attempt to deliver any Goods to Buyer unless and until Seller shall have received a written notice from Buyer specifying the type and quantity of Goods required and the location to which such Goods are to be delivered. Seller shall deliver such Goods in accordance with Buyer's instructions, the cost of such delivery to be borne by Buyer. The risk of loss for the Goods shall not pass to Buyer until such time as Seller has delivered the Goods to the carrier in the manner set forth above. Buyer shall be responsible for obtaining such insurance, if any, as it deems appropriate to cover the risk of damage or loss in transit.



                  2.       TERM.
                           ----

                           The term of this Agreement (the "Term") shall be for three years, provided that, subject to termination as provided herein, this the Term shall automatically renew for a three year period on each September 1 from September 1, 2001 through and including September 1, 2004 such that the final renewal term will expire on August 31, 2007. For greater clarity, on September 1, 2001, the Term of this Agreement shall automatically renew for a three year period and shall expire on August 31, 2004. At the time of each renewal, Buyer and Seller will in good faith discuss any necessary or desired revisions to this
         Agreement, including cost revisions, tooling list and physical inventory adjustment. Notwithstanding the foregoing, this Agreement may be terminated by Buyer or Seller on three hundred sixty-five (365) days prior written notice to the other party.

                  3.       CONSIGNMENT OF INVENTORY.
                           ------------------------

                           (a) CONSIGNMENT. Buyer hereby consigns and delivers to Seller and Seller hereby accepts, acquires and holds on consignment the raw materials, parts, supplies, work-in-process and finished products enumerated on Exhibit B, attached hereto, which relate to the manufacture of products for Buyer and which (i) were, as of December 31, 1999, on the premises of Seller in Ellicottville, New York and which had an agreed value at that date of $1,234,745 ("Initial Locker Inventory"), and (ii) are hereafter acquired by Seller, either by purchase or otherwise, in satisfaction of Seller's obligation to maintain inventory value set forth in Section 3(f) hereof ("Replacement

         Locker Inventory"). The Initial Locker Inventory and the Replacement Locker Inventory are together herein called "Locker Inventory".

                           (b) TITLE. Title to the Initial Locker Inventory shall be retained by Buyer and title to all Replacement Locker Inventory, upon receipt thereof by Seller, shall immediately vest in Buyer.

                           (c) USE AND SALE. Seller shall use the Locker Inventory solely in the production of Goods for sale to Buyer pursuant to the terms hereof. Buyer will purchase products set forth on Schedule A exclusively from Seller except in cases where Buyer and Seller consent as a result of capacity or scheduling limitation or other reasons, which consent shall not be unreasonably withheld, conditioned or delayed by either party. Seller agrees that during the term hereof, it will not produce products similar to or competitive with the products listed on Exhibit A for persons or entities other than Buyer.

                           (d) FINANCING STATEMENT. Seller will, at the request of Buyer, execute one or more financing statements under the New York Uniform Commercial Code in form satisfactory to the Buyer, will pay the costs and all related taxes of filing the financing statements, amendments and continuation statements in all public offices in which filing is deemed by Buyer to be necessary or desirable, and will execute all other documents and take all other actions deemed advisable by Buyer to evidence Buyer's ownership of the Locker Inventory.

                           (e) SEGREGATION AND MARKING. Seller shall conspicuously mark its inventory records to indicate that each item of Locker Inventory is the property of Buyer and is held by the Seller for Buyer's benefit pursuant to this Agreement. Seller shall also conspicuously mark each of Seller's purchase orders for items of Replacement Locker Inventory to indicate that such items are purchased for the account of Buyer, will, when received, be the property of Buyer, and will be held by the Seller for Buyer's benefit pursuant to this Agreement. Seller shall segregate all items of Locker Inventory which may be conveniently segregated from other inventory of Seller, and shall mark each item of Locker Inventory not so segregated by a red painted "X" in a manner adequate to permit any person, including one not familiar with the business of Seller or the process of locker manufacture, to identify it as an item of Locker Inventory. Seller shall clearly and visibly delineate the area covered by the segregated Locker Inventory and shall designate such area with a clear and visible sign stating that the area contains Locker Inventory which is the property of Buyer.

                           (f) INVENTORY REPLENISHMENT. Seller shall at all times during the term hereof maintain Locker Inventory having a value equal to or greater than the Initial Locker Inventory value less any cash payments made under this paragraph 3(f). (Such amount is hereinafter sometimes called the "Remaining Inventory Value.") If, at any time during the term of this Agreement, the Locker Inventory value falls below the Remaining Inventory Value, the amount of the deficit shall become due and payable in cash by Seller to the Buyer 30 days after demand for payment is given by Buyer to Seller. If, at any time during the term of this Agreement, the Locker Inventory value exceeds the Remaining Inventory Value, the amount of such excess shall become due and payable in cash by Buyer to the Seller 30 days after demand for payment is given by Seller to the Buyer. Determination of the existence of such deficit shall be determined in accordance with the procedure of paragraph 3(g) hereof.

                           (g) PHYSICAL INVENTORY. To assure Seller's compliance with paragraph 3(f) and the other provisions hereof, and to determine the amounts, if any, due and payable to Buyer under paragraph 3(f) hereof, Seller shall furnish Buyer with monthly reports of Locker Inventory purchases and Buyer shall have the right to enter the Premises (as hereinafter defined) at reasonable business hours to make an inspection, a count, and a valuation of the Locker Inventory at the following times and in the following manner:

                           (1)  At any  time  during  the  term  hereof,  at the
                  discretion of Buyer a physical inventory and valuation of the Locker Inventory shall be made in accordance with the following method:

                                    (a)     Items of the Initial Inventory shall
                           be valued in the manner set forth on the attached Exhibit C; and

                                    (b)     All items  of  Replacement Inventory
                           shall be valued at Seller's standard cost.

                           (2) Whether or not any action is taken under subparagraph (1) of this paragraph 3(g), not later than the end of the Term of this Agreement, a physical inventory and valuation of the Locker Inventory shall be made by Seller in accordance with the method set forth in subparagraph (1) of this paragraph 3(g).

                           The Seller shall cooperate with Buyer in valuing the inventory. After the inspection and inventory taken under this paragraph 3(g), any amount found due and payable to Buyer under paragraph 3(f) hereof shall be paid in cash within 30 days after demand for payment thereof is made.

                  4.       EQUIPMENT.
                           ---------

                  Buyer hereby grants Seller a non-transferable license to use the equipment, tools, dies and jigs identified on Exhibit D attached hereto (the "Equipment") solely for the purpose of manufacturing Goods and selling such Goods to Buyer. Seller shall maintain the Equipment in its present condition, reasonable wear and tear excepted. Seller shall conspicuously label the Equipment as belonging to Buyer and, upon request of Buyer, shall execute financing statements to evidence ownership of the Equipment by the Buyer. This license shall terminate at the conclusion of the Term.

                  5.       PRICE OF GOODS.
                           --------------

                  The prices charged for Goods delivered to Buyer hereunder are to be in accordance with Exhibit E attached hereto. Buyer shall pay all invoices received from Seller on a net basis within 30 days of the date of invoice. Seller will apply such pricing formula on a consistent basis to all items, giving consideration to volume and any unique or special situation.

                  6.       WARRANTIES.
                           ----------

                           (a)      Seller  warrants   that   the   Goods  to be
manufactured and delivered hereunder shall comply with the specifications set forth in Exhibit A attached hereto. Any subsequent design changes must be approved by Buyer before they may be incorporated into the Goods.

                           (b)      Seller warrants  that  the Goods shall be of
standard workmanship and free of defects in material for one year after installation of the Goods, but not more than 15 months after shipment from Seller to Buyer in accordance with Section 1(b) hereof.

                  7.       BREACH; DAMAGES.
                           ---------------

                  In the event of breach of this Agreement, the defaulting party shall be liable for damages as provided by law.

                  8.       ARBITRATION.
                           -----------

                           (a)      Any controversy,  claim  or  dispute between
the parties to this Agreement directly or indirectly concerning the subject matter, interpretation, breach of enforcement of this Agreement, including questions concerning the scope and applicability of this paragraph, shall be finally settled by arbitration held in Jamestown, New York, in accordance with the procedural rules then followed by the American Arbitration Association. Each party shall appoint one person as its Arbitrator, who may be an employee of such party, and two Arbitrators thereby chosen shall choose a third Arbitrator. The Arbitrators shall have the right and authority to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the Arbitrators shall be final and conclusive on the parties to this Agreement and there shall be no appeal from the decision or award except as provided by law.

                           (b)      The parties agree that an action to   compel
arbitration pursuant to this Agreement may be brought in the Supreme Court of Chautauqua County, New York. Application may also be made to such Court for confirmation of any decision or award of the Arbitrators, for an order of enforcement and for any other remedy which may be necessary to effectuate such decision or award. The parties consent to waive any objection to the jurisdiction of the Arbitrators and of such Court.

                  9.       TERMINATION.
                           -----------

                  Immediately upon the expiration of the Term, the Seller shall make available to Buyer all Locker Inventory then held by the Seller, together with the Equipment, all packed for shipment and available for pickup by Buyer on Seller's loading dock in Ellicottville, New York. If the value of the Locker Inventory (determined in accordance with paragraph 3(f) hereof at the date of termination is less than the Remaining Inventory Value on such date, then Seller shall, within 60 days after the date of such termination, pay the amount of the deficit to Buyer in cash. If the value as determined in accordance with paragraph 3(f) hereof of the Locker Inventory at the date of termination is greater than the Remaining Inventory Value, the excess shall be paid in cash by Buyer to Seller upon receipt of the Locker Inventory, provided that the cash payment, if any, shall not exceed 10% of the Initial Locker Inventory value, unless Buyer shall have previously agreed in writing to a greater percentage.

                  10.      EVENTS OF DEFAULT.
                           -----------------

                  Seller shall be in default under this Agreement upon the happening of any of the following events or conditions:

                           (a)      default by Seller in the performance of  any
obligation, covenant or liability contained in this Manufacturing Agreement;

                           (b)      any warranty,  representation or   statement
made or furnished herein or otherwise to Buyer by or on behalf of Seller proves to have been false in any material respect when made or furnished;

                           (c)      loss, theft, damage,  destruction,  sale  or
encumbrance to or of any of the Locker Inventory or the Equipment, or the making of any levy, seizure or attachment thereof or thereon; or

                           (d)      the commencement by or against the Seller of
any proceeding, for reorganization, dissolution or liquidation; suspension or liquidation by Seller of its usual business; filing by or against Seller of a petition under any of the provisions of the Bankruptcy Act; application for, or appointment of, a receiver of the Seller; calling of a meeting of Seller's creditors; appointment of a committee of Seller's creditors or a liquidating agent; or Seller's making an assignment for benefit of creditors.

                  11.      REMEDIES.
                           --------

                  Upon default and at any time thereafter Buyer may declare Seller's obligations secured hereby immediately due and payable. Immediately thereafter, Seller shall, upon demand by Buyer, assemble the Locker Inventory and Equipment and deliver it at Seller's expense to Buyer at a place to be designated by Signore. If Seller fails to assemble and deliver the Locker Inventory and Equipment upon such demand, Buyer shall have the right immediately and unconditionally to take possession of and remove the Locker Inventory and Equipment from Seller's premises.

                  12.      COVENANTS OF SELLER.
                           -------------------

                           The Seller warrants and covenants:

                           (a)    LOCATION OF INVENTORY AND EQUIPMENT.  That the
Locker Inventory and Equipment and all records relating to same will be kept at the Seller's business in Ellicottville, New York (the "Premises"); that Seller will promptly notify Buyer of any change in the location of the Inventory and Equipment and such records within New York, and that Seller will not remove the Inventory and Equipment or such records from New York without the prior written consent of the Buyer.

                           (b)      SELLER'S PLACE OF BUSINESS.    That Seller's
place of business is at the Premises, and that Seller will immediately notify Signore and the Buyer in writing of any change in, discontinuance of or additions to Seller's place of business.

                           (c)      TITLE.   Seller   will  take   all    action
necessary to ensure that the Locker Inventory and Equipment remain free and clear of any encumbrances, liens or charges.

                           (d)      SALE OF LOCKER INVENTORY AND EQUIPMENT. That
Seller will not sell or offer to sell or otherwise transfer the Locker Inventory and Equipment or any interest therein except in the course of selling Goods to Buyer.

                           (e)      INSURANCE AND RISK OF LOSS.  That  all  risk
of loss of, damage to, or destruction of the Locker Inventory and Equipment shall at all times be upon Seller, and that Seller will have and maintain insurance at all times with respect to the Locker Inventory and Equipment against risks of fire (including so-called extended coverage), theft, and other risks as Buyer may require, containing such terms, in such form, for such periods and written by such companies as are satisfactory to Buyer, the proceeds of such insurance to be payable to Buyer; that all policies of insurance shall provide for ten days' minimum written cancellation notice to Buyer and at request of Buyer shall be delivered to and held by it; and that Buyer may act as attorney for Seller in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts.

                           (f)     PROTECTION OF LOCKER INVENTORY AND EQUIPMENT.
That Seller will keep the Locker Inventory and Equipment in good order and repair and will not waste or destroy the Locker Inventory and Equipment or any part thereof; that Seller will not use the Locker Inventory and Equipment in violation of any statute or ordinance; that Seller will not borrow or attempt to borrow money or in any other way finance any items of Locker Inventory or Equipment in any manner which would adversely affect Buyer's title to the Locker Inventory or the Equipment.

                           (g)      TAXES.  That  Seller  will pay promptly when
due all taxes and assessments upon the Locker Inventory and Equipment or for its use or operation or upon this Consignment Agreement.

                  13.      EXPENSES.
                           --------

                  At its option, Buyer may pay taxes levied upon, insurance for and expenses for the maintenance and preservation of the Locker Inventory and Equipment. Seller agrees to reimburse Buyer on demand for any payment made, or any expense incurred by Buyer pursuant to the previous sentence.

                  14.      ASSIGNABILITY.
                           -------------

                  This Agreement shall be binding upon and inure to the benefit of the Buyer and Seller and their respective successors and assigns, except that Seller may not assign or transfer Seller's obligations under this Agreement without the express written consent of Buyer.

                  15.      APPLICABLE LAW.
                           --------------

                  This Agreement shall be construed, interpreted and enforced under the laws of the Commonwealth of Pennsylvania, excepting its rules relating to conflicts of laws.

                  16.      MISCELLANEOUS.
                           -------------

                  (a) NOTICES. All notices, requests and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed or sent by telecopy to any such party at its address which:

                                    (i)   In the case of Seller shall be:

                                          Signore, Inc.
                                          P.O. Box 1448
                                          55-57 Jefferson Street
                                          Ellicottville, NY 14731
                                          Attention: Michael A. Ditonto

                                    (ii)  In the case of Buyer shall be:

                                          American Locker Security Systems, Inc.
                                          608 Allen Street
                                          Jamestown, NY 14702

                             Attention: Roy Glosser

                           Any party may, by notice hereunder  to  all  parties,
designate a changed address to such party. Any notice, if mailed properly addressed, postage prepaid, registered or certified air mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received the fifth business day thereafter or when it is actually received, whichever is sooner. Any notice sent by telecopy, with written confirmation copy sent by overnight courier, shall be deemed received on the first business day after dispatch by telecopier.

                           (b)     COUNTERPARTS.  This Agreement may be executed
in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same Agreement.

                           (c)     INTERPRETATION.   Wherever   possible,   each
provision of this Agreement and each related document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any related document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such related document.

                           (d)     WAIVER.  This Agreement may not be and  shall
not be deemed or construed to have been modified, amended, rescinded, cancelled, or waived in whole or in part, except by written instruments signed by the parties hereto.

                           (e)     ENTIRE AGREEMENT.  This Agreement constitutes
and expresses the entire agreement and understanding between the parties hereto in reference to all the matters herein referred to, all previous discussions, promises, representations and understandings relative thereto, if any, had between the parties hereto, being herein merged.

                           (f)     All financial transactions called for by this
Agreement shall be in U.S. dollars.

                  WITNESS the due execution hereof.

                                                     SIGNORE, INC.


                                   By:  /s/ MICHAEL DITONTO
                                        ----------------------------------------
                                   Title:  President and Chief Operating Officer
                                           -------------------------------------



                                      AMERICAN LOCKER SECURITY SYSTEMS, INC.

                                   By:  /s/ ROY J. GLOSSER
                                        ----------------------------------------
                                   Title:  President and Chief Operating Officer
                                           -------------------------------------

                              SCHEDULE OF EXHIBITS

Exhibit A             Description and Specification of Goods

Exhibit B             Initial Locker Inventory

Exhibit C             Valuation of Initial Inventory

Exhibit D             Equipment

Exhibit E             Price List and Price List Formula

                                    EXHIBIT A

                     DESCRIPTION AND SPECIFICATION OF GOODS

         Locker  parts,   cabinetry,   lock  parts,   all  in  accordance   with
specifications previously delivered by Buyer to Seller in the course of the business relationship existing between Buyer and Seller prior to the date hereof.

                                 EXHIBIT B AND C

                          INITIAL LOCKER INVENTORY AND

                      VALUATION OF INITIAL LOCKER INVENTORY

         Attached hereto is a schedule listing the results of a physical locker inventory taken on December 31, 2000, which indicates a valuation of Initial Locker Inventory of $1,547,362.35.

                                    EXHIBIT D

                                    EQUIPMENT

Attached hereto is a list of the Equipment.

                                    EXHIBIT E

                        PRICE LIST AND PRICE LIST FORMULA

         Effective September 1, 2000 and each succeeding January 1 during the term hereof, Seller shall determine its standard cost for the upcoming calendar year for all Goods, such determination to be made in good faith consistent with Seller's cost accounting system as used in 2000 and prior years. Seller shall advise Buyer of such standard costs no later than January 1 of each year during the term hereof. For purposes of the foregoing, Locker Inventory shall be valued at cost. The purchase price of Goods Sold by Buyer to Seller hereunder shall be the applicable standard cost divided by .80.

         In the event that actual costs exceed applicable standard costs by more than 2%, Buyer and Seller, upon written notice by Seller, shall meet and in good faith discuss proposed amendments to the pricing structure. In any case such amendments shall insure that Buyer obtains sufficient quantities of goods at the price in effect prior to such discussion to allow Buyer to satisfy all outstanding orders and quotations.